Exhibit 99.1
ENERGY TRANSFER EQUITY
REPORTS QUARTERLY AND ANNUAL RESULTS
Dallas — February 16, 2011 — Energy Transfer Equity, L.P. (NYSE:ETE) today reported Distributable Cash Flow of $118.2 million for the three months ended December 31, 2010, a decrease of $10.0 million compared to the three months ended December 31, 2009. ETE’s net income attributable to partners was $76.1 million for the three months ended December 31, 2010 as compared to $139.6 million for the three months ended December 31, 2009. The decrease in net income attributable to partners was primarily due to lower earnings from subsidiaries and higher interest expense related to both the preferred units issued by ETE in May 2010 and the senior notes issued in September 2010.
Distributable Cash Flow, excluding realized losses on interest rate swaps terminated in connection with ETE’s long-term debt refinancing, was $485.1 million for the year ended December 31, 2010 as compared to $494.4 million for the year ended December 31, 2009.
Distributable Cash Flow and Distributable Cash Flow (excluding realized losses on termination of interest rate swaps) are “non-GAAP measures” as explained below.
ETE reported net income attributable to its partners of $192.8 million for the year ended December 31, 2010 as compared to net income attributable to its partners of $442.5 million for the year ended December 31, 2009. ETE’s earnings attributable to its partners for the year ended December 31, 2010 was impacted by swap termination losses of $66.4 million related to ETE’s September 2010 refinancing of its existing credit facilities, one-time transaction costs of $12.8 million, and a non-cash charge of $52.6 million related to the Regency Transactions as discussed below.
ETE’s Distributable Cash Flow, Distributable Cash Flow (excluding realized losses on termination of interest rate swaps) and net income attributable to its partners for the year ended December 31, 2010 also reflected the impacts from ETE’s acquisition of the general partner of Regency Energy Partners LP (“Regency”) and the exchange of a portion of the investment in Midcontinent Express Pipeline (“MEP”) among ETE and its subsidiaries on May 26, 2010 (the “Regency Transactions”). One-time transaction costs of $12.8 million were recorded for the year ended December 31, 2010 in connection with the Regency Transactions. Also, in connection with the transfer of the investment in MEP, ETE recorded a non-cash charge of $52.6 million which was reflected in the consolidated statement of operations for the year ended December 31, 2010.

The Partnership’s principal sources of cash flow are distributions it receives from its investments in the limited and general partner interests in ETP and Regency, including 100% of ETP’s and Regency’s incentive distribution rights, approximately 50.2 million of ETP’s common units and approximately 26.3 million of Regency’s common units. ETE currently has no operating activities apart from those conducted by ETP and Regency and their operating subsidiaries. ETE’s principal uses of cash are for distributions to its general and limited partners and preferred unitholders, expenses, debt service and, at ETE’s election, capital contributions to ETP and Regency in respect of ETE’s general partner interests in ETP and Regency.
The Partnership has scheduled a conference call for 8:00 a.m. Central Time, Thursday, February 17, 2011 to discuss its 2010 results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.
Use of Non-GAAP Financial Measures
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow and Distributable Cash Flow (excluding realized losses on termination of interest rate swaps). The accompanying schedules provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s Distributable Cash Flow and Distributable Cash Flow (excluding realized losses on termination of interest rate swaps) should not be considered as an alternative to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.
Distributable Cash Flow. The Partnership defines Distributable Cash Flow for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP and Regency, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership’s equity investments in ETP and Regency to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.
Distributable Cash Flow is also an important non-GAAP financial measure for our limited partners since it indicates to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow is net income for ETE on a stand-alone basis (“Parent Company”). The accompanying analysis of Distributable Cash Flow is presented for the three and twelve months ended December 31, 2010 and 2009 for comparative purposes.

Distributable Cash Flow (excluding realized losses on termination of interest rate swaps). The Partnership defines Distributable Cash Flow (excluding realized losses on termination of interest rate swaps) for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP and Regency, net of the Partnership’s cash expenditures for general and administrative costs and interest expense and net of realized losses on termination of interest rate swaps. Due to the cash cost associated with the termination of interest rate swaps that occurred during the year ended December 31, 2010 in connection with the Partnership’s issuance of $1.8 billion of 7.5% senior notes due 2020 and related repayment of $1.592 billion of indebtedness, Distributable Cash Flow (excluding realized losses on termination of interest rate swaps) is a significant liquidity measure used by the Partnership’s senior management for the twelve months ended December 31, 2010 to compare net cash flows generated by the Partnership’s equity investments in ETP and Regency to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period. The GAAP measure most directly comparable to Distributable Cash Flow (excluding realized losses on termination of interest rate swaps) is net income (loss) for the Parent Company on a stand-alone basis. The accompanying analysis of Distributable Cash Flow (excluding realized losses on termination of interest rate swaps) is presented for the three and twelve months ended December 31, 2010 and 2009 for comparative purposes.
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners and approximately 50.2 million ETP limited partner units; and owns the general partner of Regency Energy Partners and approximately 26.3 million Regency limited partner units.
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arkansas, Arizona, Colorado, Louisiana, Mississippi, New Mexico, Utah and West Virginia and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include more than 17,500 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering and processing, contract compression, treating, marketing and transporting of natural gas and natural gas liquids. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)
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ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	December 31,
	2010	2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$86,264	$68,315
Marketable securities	2,032	6,055
Accounts receivable, net of allowance for doubtful accounts of $6,706 and $6,338 as of December 31, 2010 and 2009, respectively	612,357	566,522
Accounts receivable from related companies	76,331	51,894
Inventories	366,384	389,954
Exchanges receivable	21,926	23,136
Price risk management assets	16,357	12,371
Other current assets	109,359	149,712

Total current assets	1,291,010	1,267,959

PROPERTY, PLANT AND EQUIPMENT	13,284,430	10,117,041
ACCUMULATED DEPRECIATION	(1,431,698)	(1,052,566)

	11,852,732	9,064,475

ADVANCES TO AND INVESTMENTS IN AFFILIATES	1,359,979	663,298
LONG-TERM PRICE RISK MANAGEMENT ASSETS	13,971	—
GOODWILL	1,600,611	775,094
INTANGIBLES AND OTHER ASSETS, net	1,260,427	389,683

Total assets	$17,378,730	$12,160,509

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	December 31,
	2010	2009
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$421,556	$359,176
Accounts payable to related companies	27,351	38,515
Exchanges payable	16,003	19,203
Price risk management liabilities	13,172	65,146
Accrued and other current liabilities	567,688	366,781
Current maturities of long-term debt	35,305	40,924

Total current liabilities	1,081,075	889,745

LONG-TERM DEBT, less current maturities	9,346,067	7,750,998
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	79,465	73,332
SERIES A CONVERTIBLE PREFERRED UNITS	317,600	—
OTHER NON-CURRENT LIABILITIES	235,848	226,183

COMMITMENTS AND CONTINGENCIES

PREFERRED UNITS OF SUBSIDIARY	70,943	—

EQUITY:
PARTNERS’ CAPITAL:
General Partner	520	368
Limited Partners:
Common Unitholders (222,941,172 and 222,898,248 units authorized, issued and outstanding as of December 31, 2010 and 2009, respectively)	115,350	53,412
Accumulated other comprehensive income (loss)	4,798	(53,628)

Total partners’ capital	120,668	152
Noncontrolling interest	6,127,064	3,220,099

Total equity	6,247,732	3,220,251

Total liabilities and equity	$17,378,730	$12,160,509

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
REVENUES:
Natural gas operations	$1,340,439	$1,111,643	$5,167,945	$4,115,806
Retail propane	400,601	360,623	1,314,973	1,190,524
Other	34,775	33,516	115,214	110,965

Total revenues	1,775,815	1,505,782	6,598,132	5,417,295

COSTS AND EXPENSES:
Cost of products sold — natural gas operations	808,597	653,661	3,328,754	2,519,575
Cost of products sold — retail propane	233,130	196,330	752,926	574,854
Cost of products sold — other	9,186	8,785	29,657	27,627
Operating expenses	225,244	163,556	784,546	680,893
Depreciation and amortization	126,518	85,398	431,199	325,024
Selling, general and administrative	56,648	32,284	234,321	178,924

Total costs and expenses	1,459,323	1,140,014	5,561,403	4,306,897

OPERATING INCOME	316,492	365,768	1,036,729	1,110,398
OTHER INCOME (EXPENSE)
Interest expense, net of interest capitalized	(164,309)	(127,370)	(624,887)	(468,420)
Equity in earnings of affiliates	24,497	8,846	65,220	20,597
Losses on disposal of assets	(4,847)	(231)	(5,255)	(1,564)
Gains (losses) on non-hedged interest rate derivatives	16,501	9,246	(52,357)	33,619
Allowance for equity funds used during construction	10,903	(8,061)	28,942	10,557
Impairment of investment in affiliate	—	—	(52,620)	—
Other, net	(37,399)	(2,646)	(44,210)	1,913

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	161,838	245,552	351,562	707,100
Income tax expense	2,381	3,456	13,738	9,229

INCOME FROM CONTINUING OPERATIONS	159,457	242,096	337,824	697,871
Loss from discontinued operations	(1,654)	—	(1,244)	—

NET INCOME	157,803	242,096	336,580	697,871
Less: Net income attributable to noncontrolling interest	81,753	102,505	143,822	255,398

NET INCOME ATTRIBUTABLE TO PARTNERS	76,050	139,591	192,758	442,473
GENERAL PARTNER’S INTEREST IN NET INCOME	236	432	597	1,370

LIMITED PARTNERS’ INTEREST IN NET INCOME	$75,814	$139,159	$192,161	$441,103

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.34	$0.62	$0.86	$1.98

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	222,941,172	222,898,248	222,941,156	222,898,203

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.34	$0.62	$0.86	$1.98

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	222,941,172	222,898,248	222,941,156	222,898,203

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH FLOW
(Dollars in thousands, except per unit data)
(unaudited)
The following table presents the calculation and reconciliation of Distributable Cash Flow of Energy Transfer Equity, L.P.

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
Distributable Cash Flow:
Cash distributions from Energy Transfer Partners, L.P. (ETP) associated with: (1)
General partner interest:
Standard distribution rights	$4,889	$4,877	$19,524	$19,505
Incentive distribution rights	96,136	93,956	375,979	350,486
Limited partner interest	44,890	55,860	190,531	223,440

Total cash distributions from ETP	145,915	154,693	586,034	593,431
Cash distributions from Regency Energy Partners LP (Regency) associated with: (2)
General partner interest:
Standard distribution rights	1,268	—	3,640	—
Incentive distribution rights	1,051	—	3,016	—
Limited partner interest	11,689	—	35,066	—

Total cash distributions from Regency	14,008	—	41,722	—

Total cash distributions from ETP and Regency	159,923	154,693	627,756	593,431
Pro rata cash settlement related to Regency Transactions: (3)
Received from ETP related to 12,273,830 ETP Common Units redeemed	—	—	10,451	—
Paid to Regency related to 26,266,791 Regency Common Units issued	—	—	(7,436)	—
Paid to seller for general partner interest in Regency	—	—	(969)	—

Net pro rata cash settlement for period from April 1, 2010 through May 26, 2010	—	—	2,046	—
Total cash distributions from ETP and Regency, including net pro rata settlement	159,923	154,693	629,802	593,431
Deduct expenses of the Parent Company on a stand-alone basis:
Selling, general and administrative expenses, excluding non-cash compensation expense (4)	(1,589)	(1,473)	(21,942)	(3,678)
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps (5)(6)	(40,092)	(24,995)	(291,279)	(95,337)

Distributable Cash Flow	118,242	128,225	316,581	494,416
Realized losses on termination of interest rate swaps (6)	—	—	168,550	—

Distributable Cash Flow (excluding realized losses on termination of interest rate swaps)	$118,242	$128,225	$485,131	$494,416

Cash distributions to be paid to the partners of ETE: (7)
Distributions to be paid to limited partners	$120,389	$120,388	$481,554	$475,909
Distributions to be paid to general partner	374	374	1,495	1,477

Total cash distributions to be paid to the partners of ETE	$120,763	$120,762	$483,049	$477,386

Reconciliation of Non-GAAP “Distributable Cash Flow” and “Distributable Cash Flow (excluding realized losses on termination of interest rate swaps)” to GAAP “Net income” for the Parent Company on a stand-alone basis:

Net income for the Parent Company on a stand-alone basis	$76,051	$139,591	$192,758	$442,473
Adjustments to derive Distributable Cash Flow:
Equity in income of unconsolidated affiliates	(131,772)	(156,188)	(455,901)	(526,383)
Cash distributions from ETP and Regency	159,923	154,693	627,756	593,431
Net pro rata cash settlement for period from April 1, 2010 through May 26, 2010	—	—	2,046	—
Amortization included in interest expense	1,163	1,073	5,905	6,309
Fair value adjustment of ETE Preferred Units	12,650	—	12,650	—
Other non-cash	227	136	7,524	551
Unrealized gains on non-hedged interest rate swaps	—	(11,080)	(76,157)	(21,965)

Distributable Cash Flow	118,242	128,225	316,581	494,416
Realized losses on termination of interest rate swaps (6)	—	—	168,550	—

Distributable Cash Flow (excluding realized losses on termination of interest rate swaps)	$118,242	$128,225	$485,131	$494,416

(1)	For the three months ended December 31, 2010, cash distributions received from ETP consist of cash distributions paid on February 14, 2011 in respect of the quarter ended December 31, 2010. For the three months ended December 31, 2009, cash distributions received from ETP consist of cash distributions paid on February 15, 2010 in respect of the quarter ended December 31, 2009.

For the year ended December 31, 2010, cash distributions received from ETP consist of cash distributions paid on May 17, 2010 in respect of the quarter ended March 31, 2010, cash distributions paid on August 16, 2010 in respect of the quarter ended June 30, 2010, cash distributions paid on November 15, 2010 in respect of the quarter ended September 30, 2010 and cash distributions paid on February 14, 2011 in respect of the quarter ended December 31, 2010. For the year ended December 31, 2009, cash distributions received from ETP consist of cash distributions paid on May 15, 2009 in respect of the quarter ended March 31, 2009, cash distributions paid on August 14, 2009 in respect of the quarter ended June 30, 2009, cash distributions paid on November 16, 2009 in respect of the quarter ended September 30, 2009 and cash distributions paid on February 15, 2010 in respect of the quarter ended December 31, 2009.

(2)	On May 26, 2010, ETE contributed a 49.9% interest in MEP to Regency in exchange for 26,266,791 Regency common units. Total cash distributions expected from Regency for the year ended December 31, 2010 reflect three full-quarter distributions from the Regency common units and general partner interests held by ETE as of the end of the period.

For the three months ended December 31, 2010, cash distributions received from Regency consist of cash distributions paid on February 14, 2011 in respect of the quarter ended December 31, 2010.

For the year ended December 31, 2010, cash distributions received from Regency consist of cash distributions paid on August 13, 2010 in respect of the quarter ended June 30, 2010, cash distributions paid on November 5, 2010 in respect of the quarter ended September 30, 2010 and cash distributions paid on February 14, 2011 in respect of the quarter ended December 31, 2010.

(3)	Upon closing of the transactions to transfer a 49.9% interest in MEP from ETP to Regency, the purchase price of each transaction included an adjustment relating to the pro ration of the distributions for the period from April 1, 2010 to May 26, 2010. In addition, during the year ended December 31, 2010, a pro rata portion of the general partner distributions received from Regency was remitted to GE Energy Financial Services, Inc. for the period prior to May 26, 2010.

(4)	One-time transaction costs of $12.8 million were recorded for the year ended December 31, 2010 in connection with the Regency Transactions. These costs were recorded in the quarter ended June 30, 2010.

(5)	Interest expense includes distributions on ETE’s convertible preferred units of $6.0 million and $14.4 million, respectively, for the three and twelve months ended December 31, 2010.

(6)	In connection with ETE’s offering of senior notes in September 2010, ETE terminated interest rate swaps with an aggregate notional amount of $1.5 billion and recognized in interest expense $66.4 million of realized losses on terminated interest rate swaps that had been accounted for as cash flow hedges. In addition to the $66.4 million of realized losses on hedged interest rate swaps, ETE also paid $102.2 million to terminate non-hedged interest rate swaps. Realized losses on non-hedged interest rate swaps had previously been recognized in net income; therefore, the termination of those swaps did not impact earnings. The total cash paid to terminate interest rate swaps was $168.6 million, including realized losses on hedged and non-hedged swaps.

(7)	For the three months ended December 31, 2010, cash distributions expected to be paid by ETE consist of cash distributions in respect of the quarter ended December 31, 2010 payable on February 18, 2011 to holders of record on February 7, 2011. For the three months ended December 31, 2009, cash distributions paid by ETE consist of cash distributions paid on February 19, 2010 in respect of the quarter ended December 31, 2009.

For the year ended December 31, 2010, cash distributions paid or expected to be paid by ETE consist of cash distributions paid on May 19, 2010 in respect of the quarter ended March 31, 2010, cash distributions paid on August 19, 2010 in respect of the quarter ended June 30, 2010, cash distributions paid on November 19, 2010 in respect of the quarter ended September 30, 2010 and cash distributions in respect of the quarter ended December 31, 2010 payable on February 18, 2011 to holders of record on February 7, 2011. For the year ended December 31, 2009, cash distributions paid by ETE consist of cash distributions paid on May 19, 2009 in respect of the quarter ended March 31, 2009, cash distributions paid on August 19, 2009 in respect of the quarter ended June 30, 2009, cash distributions paid on November 19, 2009 in respect of the quarter ended September 30, 2009 and cash distributions paid on February 19, 2010 in respect of the quarter ended December 31, 2009.

SUPPLEMENTAL INFORMATION (unaudited)
(in thousands)
The following summarizes the key components of the stand-alone results of operations of the Parent Company for the periods indicated:

	Three Months Ended			Years Ended
	December 31,			December 31,
	2010	2009	Change	2010	2009	Change
Equity in earnings of affiliates	$131,773	$156,188	$(24,415)	$455,901	$526,383	$(70,482)
Selling, general and administrative	(1,494)	(1,362)	(132)	(21,829)	(4,970)	(16,859)
Interest expense	(41,258)	(17,321)	(23,937)	(167,658)	(74,049)	(93,609)
Gains (losses) on non-hedged interest rate derivatives	—	2,334	(2,334)	(53,388)	(5,620)	(47,768)
Other, net	(12,772)	(250)	(12,522)	(19,721)	79	(19,800)